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                                                                    EXHIBIT 4.1

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                                     AMERCO

                                       TO

                             CITIBANK, N.A., TRUSTEE

                                ----------------


                          FIRST SUPPLEMENTAL INDENTURE

                             DATED AS OF MAY 6, 1996

                                       TO

                                    INDENTURE

                             DATED AS OF MAY 1, 1996

                                ----------------

                           7.85% SENIOR NOTES DUE 2003

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                  FIRST SUPPLEMENTAL INDENTURE, dated as of the 6th day of May,
1996 (this "Supplemental Indenture"), between AMERCO, a corporation duly organized and existing under the laws of the State of Nevada (herein called the "Company"), having its principal office at 1325 Airmotive Way, Suite 100, Reno, Nevada 89502-3239, and Citibank, N.A., a national banking association, existing under the laws of the United States of America, as Trustee (herein called the "Trustee") under the Indenture dated as of May 1st, 1996 between the Company and the Trustee (the "Debt Securities Indenture").

                             RECITALS OF THE COMPANY

                  The Company has executed and delivered the Debt Securities Indenture to the Trustee to provide for the issuance of its unsecured debentures, notes or other evidences of indebtedness, to be issued from time to time in one or more series as determined by the Company in accordance with the terms of the Debt Securities Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered thereunder as provided in the Debt Securities Indenture.

                  Pursuant to the terms of the Debt Securities Indenture, the Company desires to provide for the establishment of a new series of notes to be known as its 7.85% Senior Notes Due 2003 (said series being hereinafter referred to as the "Notes"), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Debt Securities Indenture and this Supplemental Indenture.

                  All things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

                  NOW THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Notes by the Holders thereof (as defined below), it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes as follows:

                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF SPECIAL APPLICATION

SECTION 101.  Definitions.

                  For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                           (1) terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Debt Securities Indenture, whether by cross-reference or otherwise;

                           (2) the words "herein", "hereof" and "hereunder" and other words of similar import, when used in this Supplemental Indenture, refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision thereof; and

                           (3) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, as follows:

                  "Attributable Debt" means indebtedness for money borrowed deemed to be incurred in respect of a Sale and Leaseback Transaction and shall be, at the date of determination, the present value (discounted at the actual rate of interest implicit in such transaction, compounded annually), of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction.

                  "Capitalized Lease" means any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.
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                  "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of corporate stock, partnership interests, or any other participation, right, warrant, option or other interest in the nature of an equity interest in such Person, but excluding debt securities convertible or exchangeable into such equity interest.

                  "Change of Control" means the occurrence of any of the following events: (i) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act; provided, however, that a group formed solely for the purpose of voting securities shall not be deemed to be a group for purpose of this definition), other than the Company, any employee benefit plan of the Company or any Subsidiary, or Permitted Persons, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 35% or more of the total voting power of the fully diluted Voting Stock of the Company,
(ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors of the Company or whose nomination for election by the shareholders of the Company was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office, (iii) the Company consolidates or merges with or into any other Person or any other Person consolidates or merges with or into the Company, in either case, other than a consolidation or merger (a) with a Wholly Owned Consolidated Subsidiary in which all of the Voting Stock of the Company outstanding immediately prior to the effectiveness thereof is changed into or exchanged for substantially the same consideration or (b) (1) pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other Property with the effect that the "beneficial owners" of the outstanding Voting Stock of the Company, immediately prior to such transaction, beneficially own, directly or indirectly, more than 50% of the total voting power of the fully diluted Voting Stock of the surviving corporation immediately following such transaction and (2) no "person" or "group", other than the Company, any employee benefit plan of the Company or any Subsidiary, or Permitted Persons, beneficially owns, directly or indirectly, 35% or more of the total voting power of the fully diluted Voting Stock of the surviving corporation immediately following such transaction, or (iv) the Company sells, conveys, transfers or leases, directly or indirectly, all or substantially all of its assets to any Person other than a Wholly Owned Consolidated Subsidiary.

                  "Change of Control Offer" has the meaning specified in Section 701 hereof.

                  "Change of Control Payment Date" has the meaning specified in
Section 701 hereof.

                  "Change of Control Purchase Price" has the meaning specified in Section 701 hereof.

                  "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline with respect to the Notes.

                  "Consolidated Net Tangible Assets" means, as of the date of any determination thereof, the total amount of all assets of the Company and its Consolidated Subsidiaries (less depreciation, depletion and other properly deductible valuation reserves) after deducting Intangibles.

                  "Consolidated Subsidiary" means any Subsidiary of the Company or of any Consolidated Subsidiary which is consolidated with the Company for financial reporting purposes in accordance with GAAP.

                  "Debt" of the Company or any Subsidiary thereof means, collectively, (i) any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any Subsidiary (excluding any indebtedness for money borrowed by the Company from any Affiliate thereof) or (ii) any mortgage, indenture or instrument (including the Debt Securities Indenture) under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (excluding any indebtedness for

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money borrowed by the Company from any Affiliate thereof) or any Subsidiary
(excluding any indebtedness for money borrowed by any Subsidiary from any Affiliate thereof), whether such indebtedness now exists or shall hereafter be created.

                  "Default" means an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

                  "Dollars" means the lawful currency of the United States of America.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "GAAP" means United States generally accepted accounting principles as in effect as of the date of determination, unless otherwise stated.

                  "Good Faith Contest" means, with respect to any tax, assessment, Lien, obligation, claim, liability, judgment, injunction, award, decree, order, law, regulation, statute or similar item, any challenge or contest thereof by appropriate proceedings timely initiated in good faith by the Person subject thereto for which adequate reserves therefor have been taken in accordance with GAAP.

                  "indebtedness for money borrowed", when used with respect to the Company or any Subsidiary, means any obligation of, or any obligation guaranteed by, the Company or any Subsidiary for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation of, or any such obligation guaranteed by, the Company for the payment of the purchase price of Property or assets.

                  "Intellectual Properties" means all material patents, patent applications, copyrights, copyright applications, trade secrets, trade names and trademarks, technologies, methods, processes or other proprietary properties or information which are used by the Company and its Consolidated Subsidiaries in the conduct of their business and are either owned by them or are used, employed or practiced by them under valid and existing licenses, grants, "shop rights" or other rights.

                  "Intangibles" means all Intellectual Properties and all goodwill, patents, trade names, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets (other than prepaid insurance, prepaid taxes, prepaid advertising, prepaid licensing and other similar expenses prepaid in the ordinary course of business), amounts invested in or advanced to or equity in the Company's Subsidiaries other than Consolidated Subsidiaries less any writedowns thereof, the excess of cost of shares acquired over book value of related assets, any increase in the value of a fixed asset arising from a reappraisal, revaluation or write-up thereof, and such other assets as are properly classified as "intangible assets" in accordance with GAAP.

                  "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's Investors Service, Inc. (or any successor to the rating agency business thereof), BBB- (or the equivalent) by Standard & Poor's Rating Group (or any successor to the rating agency business thereof) and BBB- (or the equivalent) by Duff & Phelps Credit Rating Co. (or any successor to the rating agency business thereof).

                  "Issue Date" means the date of initial issuance of the Notes under this Supplemental Indenture and the Debt Securities Indenture.

                  "Lien" means any interest in Property securing an obligation owed to, or a claim by , a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, bankers' liens, setoffs and similar arrangements, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements)

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affecting Property. For the purposes hereunder, the Company or a Consolidated
Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

                  "Permitted Persons" means (i) Edward J. Shoen, Mark V. Shoen, James P. Shoen, Paul F. Shoen, Sophia M. Shoen (and during the Plan Consummation Period, only Samuel W. Shoen, Michael L. Shoen, Cecilia Shoen Hanlon and Katrina Shoen Carlson) and the spouse and lineal descendants of each such individual, the spouses of each such lineal descendants and the lineal descendants of such spouses, (ii) any trusts for the primary benefit of, the executor or administrator of the estate of, or other legal representative of, any of the individuals referred to in the foregoing clause (i), and (iii) any corporation with respect to which all the Voting Stock thereof is, directly or indirectly, owned by any of the individuals referred to in the preceding clause (i).

                  "Plan Consummation Period" means the period beginning on the Issue Date and ending on the date of purchase by the Company (directly or indirectly) of non-serial common stock, par value $0.25 per share, of the Company held by Samuel W. Shoen, Michael L. Shoen, Cecilia Shoen Hanlon and Katrina Shoen Carlson or any corporation with respect to which all the Voting Stock thereof is, directly or indirectly, owned by any of the foregoing individuals.

                  "Priority Debt" means (i) indebtedness for money borrowed of any Consolidated Subsidiary, except indebtedness for money borrowed issued to and held by the Company or a Wholly Owned Consolidated Subsidiary, and (but without duplication) (ii) Secured Indebtedness.

                  "Property" means any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

                  "Rating Agencies" means Standard & Poor's Rating Group, Duff & Phelps Credit Rating Co. and Moody's Investors Service, Inc. or any successor to the respective rating agency businesses thereof.

                  "Rating Date" means the date which is 90 days prior to the earlier of (i) a Change of Control and (ii) public notice of the occurrence of a Change of Control or of the intention of the Company to effect a Change of Control.

                  "Rating Decline" means, with the respect to the Notes, the occurrence of the following on, or within 90 days after, the date of public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control (which period shall be extended so long as the rating of such Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies): (a) in the event the Notes were assigned an Investment Grade Rating by at least two of the three Rating Agencies on the Rating Date, the rating of the Notes by both Standard & Poor's Rating Group and Moody's Investors Service, Inc. shall decrease below an Investment Grade Rating; or (b) in the event the Notes were rated below an Investment Grade Rating by at least two of the three Rating Agencies on the Rating Date, the rating of the Notes by both Standard & Poor's Rating Group and Moody's Investors Service, Inc. shall decrease by one or more gradations (including gradations within rating categories as well as between rating categories).

                  "Rentals" means and includes, as of the date of any determination thereof, all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the Property) payable by the Company or a Consolidated Subsidiary, as lessee or sublessee under a lease of real or personal Property, but shall be exclusive of any amounts required to be paid by the Company or a Consolidated Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

                  "Sale and Leaseback Transaction" has the meaning specified in
Section 602 hereof.

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                  "Secured Indebtedness" means any indebtedness for money
borrowed, whether of the Company or any Consolidated Subsidiary, secured by any Lien on any Property of the Company or any Consolidated Subsidiary.

                  "Subsidiary" means a Person more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

                  "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors (or Persons performing similar functions) or to direct the business and affairs of the issuer of such Capital Stock in the absence of contingencies.

                  "Wholly Owned Consolidated Subsidiary" means any Consolidated Subsidiary all of the outstanding Capital Stock of which (except for directors' qualifying shares to the extent required by applicable law) is owned by the Company and/or its Wholly Owned Consolidated Subsidiaries.

SECTION 102.  Debt Securities Indenture.

                  The Debt Securities Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 103.  Counterparts.

                  This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                                   ARTICLE TWO

                                FORM OF THE NOTES

SECTION 201.  Form of the Face of the Notes.

                  The face of the Notes is to be substantially in the following form:

         [To be included on the face of any Note that is a Global Security:

                           This Note is a Global Security within the meaning of the Supplemental Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository or a successor depository. This Note is not exchangeable for Notes registered in the name of a Person other than the Depository or its nominee except in the limited circumstances described in the Debt Securities Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in the limited circumstances described in the Supplemental Indenture.]

         [To be included on the face of any Note that is a Global Security where DTC is the Depository:

                           Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered int he name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

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                                     AMERCO

                           7.85% Senior Notes Due 2003

         No.__________                                              $__________
         CUSIP No. 023586AA8

                           AMERCO, a corporation duly organized and existing under the laws of Nevada (herein called the "Company", which terms includes any successor Person under the Debt Securities Indenture hereinafter referred to), for value received, hereby promises to pay to ________________ or registered assigns, the principal sum of __________
         _____________ on May 15, 2003 and to pay interest thereon from May 6, 1996 or from the most recent Interest Payment Date on which interest has been paid or duly provided for, semi-annually on May 15 and November 15 of each year (each an "Interest Payment Date") commencing November 15, 1996, at the rate of 7.85% per annum (subject to an increase due to the occurrence of certain rating events, as set forth in more detail on the reverse hereof), until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 7.85% per annum on any overdue principal (and premium, if any) and on any overdue installment of interest. All capitalized terms used herein shall have the respective meanings assigned thereto in the Supplemental Indenture dated as of May 6, 1996 (the "Supplemental Indenture") between the Company and Citibank, N.A., as Trustee (the "Trustee", which term includes any successor trustee under the Debt Securities Indenture referred to below), whether by cross-reference or otherwise. The Supplemental Indenture is one of the supplemental indentures referred to in and executed in accordance with the terms of the Debt Securities Indenture dated as of May 1, 1996 between the Company and the Trustee. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Debt Securities Indenture and the Supplemental Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Note) is registered at the close of business on the Regular Record Date for such interest, which shall be May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Debt Securities Indenture and Supplemental Indenture.

                           Payment of the principal of (and premium, if any) and any such interest on this Note will be made in the manner set forth in the Supplemental Indenture, in immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided that the Company may at its option pay interest by check in the case of a Note that is not a Global Security. In the event that the Maturity or Interest Payment Date is not a Business Day, then payment of interest payable on such Maturity or Interest Payment Date, as the case may be, shall be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on such Maturity or Interest Payment Date.

                           Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and of the Supplemental Indenture and the Debt Securities Indenture, which further provisions shall for all purposes have the same effect as if set forth at this place. In the event of any conflict between this Note on one hand and the Supplemental Indenture and the Debt Securities Indenture, on the other, the terms of the Supplemental Indenture and the Debt Securities Indenture shall govern.

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                           Unless the certificate of authentication hereon has
         been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Debt Securities Indenture or the Supplemental Indenture or be valid or obligatory for any purpose.

                           IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

         Dated:  _______________

                                                      AMERCO

                                                      By________________________
                                                        Title:

         ATTEST:

         By_____________________
            Title:

SECTION 202.  Form of the Reverse of the Notes.

                  The Reverse of the Notes is to be substantially in the following form:

                           This Note is one of a duly authorized issue of securities of the Company (the "Notes) issued under the Debt Securities Indenture and the Supplemental Indenture, to which Debt Securities Indenture and Supplemental Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited in aggregate principal amount to $175,000,000.

                           If at any time on or prior to December 31, 1996 (a) the rating of the Notes by Standard & Poor's Rating Group shall decrease below BBB-, or (b) the rating of the Notes by Moody's Investors Service, Inc. shall decrease below Ba1, or (c) the rating of the Notes by Duff & Phelps Credit Rating Co. shall decrease below BBB-, then, from and including the Interest Payment Date next succeeding the date on which any of the rating events described in clauses (a), (b) or
         (c) shall have occurred, the interest rate payable on the Notes shall be increased by 1.00% per annum. Such increased interest rate shall remain in effect until the Interest Payment Date next succeeding the date on which (i) the rating of the Notes by Standard & Poor's Rating Group shall be equal to or higher than BBB-, (ii) the rating of the Notes by Moody's Investors Service, Inc. shall be equal to or higher than Ba1, and (iii) the rating of the Notes by Duff & Phelps Credit Rating Co. shall be equal to or higher than BBB-, in which case the interest rate on the Notes shall be restored from and including such Interest Payment Date to 7.85% per annum.

                           Pursuant to Section 701 of the Supplemental
         Indenture, upon the occurrence of a Change of Control Triggering Event with respect to the Notes, each Holder of such Notes shall have the right to require the Company to purchase such Holder's Notes, in whole or in part, in a principal amount that is an integral multiple of $1,000, at a purchase price equal to 101% of the principal amount thereof on any Change of Control Payment Date plus accrued and unpaid interest, if any, to the Change of Control Payment Date. The Holder of this Note may elect to have this Note or a portion thereof, in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Change of Control Offer.

                           In the event that a Note is purchased in part only, a new Note or Notes of like tenor for the unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation

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
         hereof, provided that each new note issued shall be in a principal amount in denominations of $1,000 and integral multiples thereof.

                           The Notes may not be redeemed prior to Maturity and shall not be subject to any sinking fund.

                           The Notes shall be general unsecured obligations of the Company. The Notes shall rank pari passu in right of payment with all senior indebtedness of the Company and senior in right of payment to any subordinated indebtedness of the Company.

                           If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Debt Securities Indenture and the Supplemental Indenture.

                           The Debt Securities Indenture and the Supplemental Indenture permit, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected at any time by the Company and the Trustee with the consent of the Holders of a majority of aggregate principal amount or at least two-thirds of the aggregate principal amount, as applicable, of the Notes at the time Outstanding. The Debt Securities Indenture and the Supplemental Indenture also contain provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Debt Securities Indenture and the Supplemental Indenture and certain past defaults under the Debt Securities Indenture and the Supplemental Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                           No reference herein to the Debt Securities Indenture and the Supplemental Indenture and no provision of this Note or of the Debt Securities Indenture or the Supplemental Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

                           As provided in the Debt Securities Indenture and the Supplemental Indenture, and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                           The Debt Securities Indenture and the Supplemental Indenture contain provisions for defeasance at any time of (a) the entire amount of the Notes and (b) certain restrictive covenants and related Events of Default, in each case, upon compliance with certain conditions set forth therein.

                           The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Debt Securities Indenture and the Supplemental Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

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                           No service charge shall be made for any such
         registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                           Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                           This Note shall be governed by and construed in accordance with the laws of the State of New York.

                       OPTION OF HOLDER TO ELECT PURCHASE
                             (check as appropriate)

                  In connection with the Change of Control Offer made pursuant to Section 701 of the Supplemental Indenture, the undersigned registered Holder hereby elects to have

                  / /      the entire principal amount

                  / / $________ ($1,000 in principal amount or an integral multiple thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or __________________ an amount in cash equal to 101% of the principal amount indicated in the preceding sentences plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date.

         Dated:__________________

         ______________________________           ______________________________
         Signature of Registered Holder           Signature Guaranteed

         NOTICE: The signature to the foregoing must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                                 TRANSFER NOTICE

                           FOR VALUE RECEIVED, the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

                  Insert Taxpayer Identification Number:

                  __________________________________________

                  Please print or type name and address, including the zip code of the assignee:

                  ___________________________________________

         the attached Note and all rights thereunder, hereby irrevocably constituting and appointing

                  ___________________________________________
         as attorney to transfer said Note on the books of the Company with full power and substitution in the premises.

         Date:_____________________

                                           _____________________________________
                                           NOTE: The signature to this
                                           assignment must correspond with the
                                           name as written upon the face of the
                                           attached Note in every particular,
                                           without alteration or change
                                           whatsoever.

SECTION 203.  Form of the Certificate of Authentication.

                  The Trustee's Certificate of Authentication to be endorsed on the Notes is to be substantially in the following form:

                          CERTIFICATE OF AUTHENTICATION

                           This is one of the Securities of the series designated therein referred to in the within-mentioned Debt Securities Indenture.

                                                Citibank, N.A.,
                                                  as Trustee

                                                By:__________________________
                                                      Authorized Signatory

                                  ARTICLE THREE

                    GENERAL TERMS AND CONDITIONS OF THE NOTES

SECTION 301.  Designation of Securities and Amounts Thereof.

                  There shall be and is hereby authorized a single series of Securities designated the "7.85% Senior Notes Due 2003" (herein called the "Notes"), limited in aggregate principal amount to $175,000,000.

SECTION 302.  Payment of Principal and Interest.

                  The Notes shall mature and the principal shall be due and payable in Dollars to the Holders thereof (subject to Section 304 hereof), together with all accrued and unpaid interest thereon, on May 15, 2003 (the "Maturity" for the purposes of the Notes under this Supplemental Indenture).

                  The Notes shall bear interest at 7.85% per annum, subject to the provisions of the following paragraph, from and including May 6, 1996 or from the most recent Interest Payment Date (defined below) on which interest has been paid or provided for until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. Interest on the Notes shall be payable semiannually in arrears in Dollars on May 15 and November 15 of each year, commencing on November 15, 1996 (each such date, an "Interest Payment Date" for the purposes of the Notes under this Supplemental Indenture). Payments of interest shall be made to the Person in whose name a Note (or predecessor Note) is registered (which shall initially be the Depository, as set forth in Section 304 hereof) at the close of business on the May 1 or November 1, as the case may be, next preceding such Interest Payment Date (each such date, a "Regular Record Date" for the purposes of the Notes under this Supplemental Indenture).

                  If at any time on or prior to December 31, 1996 (a) the rating of the Notes by Standard & Poor's Rating Group shall decrease below BBB-, or (b) the rating of the Notes by Moody's Investors Service, Inc. shall decrease below Ba1, or (c) the rating of the Notes by Duff & Phelps Credit Rating Co. shall decrease below BBB- , then, from and including the Interest Payment Date next succeeding the date on which any of the rating events described in clauses (a),
(b) or (c) shall have occurred, the interest rate payable on the Notes shall be increased by 1.00% per annum. Such increased interest rate shall remain in effect until the Interest Payment Date next succeeding the date on which (i) the rating of the Notes by Standard & Poor's Rating Group shall be equal to or higher than BBB-, (ii) the rating of the Notes by Moody's Investors Service, Inc. shall be equal to or higher than Ba1, and (iii) the rating of the Notes by Duff & Phelps Credit Rating Co. shall be equal to or higher than

BBB-, in which case the interest rate on the Notes shall be restored from and including such Interest Payment Date to 7.85% per annum.

                  For so long as the Notes are represented by Global Securities, all payments of principal and interest shall be made by the Company in immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided that the Company may at its option pay interest by check in the case of a Note that is not a Global Security.

                  In the event that the Maturity or any Interest Payment Date is not a Business Day, then payment of interest payable on such Maturity or Interest Payment Date, as the case may be, shall be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on such Maturity or Interest Payment Date.

                  For so long as and to the extent that the Notes are represented by a Global Security pursuant to Section 304 hereof, payments of principal and interest shall be made in accordance with said Section 304. All other payments of principal and interest shall be made to the registered Holders thereof by a Paying Agent that the Company shall maintain, in the event that definitive Notes shall have been issued, in The City of New York.

                  The Notes may not be redeemed prior to Maturity and shall not be subject to any sinking fund.

SECTION 303.  Ranking.

                  The Notes shall be general unsecured obligations of the Company. The Notes shall rank pari passu in right of payment with all senior indebtedness of the Company and senior in right of payment to any subordinated indebtedness of the Company.

SECTION 304.  Book-Entry System

                  The Notes shall be represented by one or more permanent global notes (each, a "Global Security") deposited with, or on behalf of, The Depositary Trust Company, as Depository under the Debt Securities Indenture and this Supplemental Indenture (the "Depository"), and registered in the name of the Depository's nominee. Except as set forth in the following paragraph, (1) owners of beneficial interests in a Global Security shall not be entitled to have Notes represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form and shall not be considered the owners or Holders thereof under the Debt Securities Indenture and this Supplemental Indenture and (2) each Global Security may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee. Accordingly, beneficial interests in the Notes shall be shown on, and transfers thereof shall be effected only through, records maintained by the Depository and its participants.

                  Notwithstanding any provisions of Section 305 of the Debt Securities Indenture, no Note that is a Global Security shall be registered for transfer or exchange, or be authenticated and delivered, and owners of beneficial interests in any Global Security will not be entitled to receive Notes in definitive form and will not be considered Holders of Notes unless (1) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, (2) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so exchangeable or (3) there shall have occurred and be continuing a Default or an Event of Default. In such circumstances, upon surrender by the Depository or a successor depository of any Global Security, Notes in definitive form will be issued to each Person that the Depository or successor depository identifies as the beneficial owner of the related Notes. Upon such issuance, the Trustee is required to register such Notes in the name of, and cause such Notes to be delivered to, such Person or Persons (or nominees thereof). Such Notes would be issued in fully registered form without coupons, in denominations of $1,000 and integral multiples thereof.

                  The Depository shall be permitted to take any action permitted to be taken by an owner or Holder of Notes only at the direction of one or more participants in the Depository, as it may from time to time determine.

                  Principal and interest payments on Notes registered in the name of or held by the Depository or its nominee shall be made to the Depository or its nominee, as the case may be, as the registered owner of the Global Security representing such Notes. The Company and the Trustee shall treat the Persons in whose names the Notes are registered as the Holders of such Notes for the purpose of receiving payment of principal and interest on such Notes and for all other purposes whatsoever. Therefore, none of the Company, the Trustee or any Paying Agent has direct responsibility or liability for the payment of principal and interest on the Notes to owners of beneficial interests in any Global Security. Payments by direct and indirect participants in the Depository shall be the responsibility of such participants.

                  The Notes shall trade in the Depository's Same-Day Funds Settlement System until Maturity (or until they are subject to repurchase pursuant to Section 701 hereof or acceleration pursuant to Article Five of the Debt Securities Indenture), and secondary market trading activity in the Notes may be required by the Depository to settle in immediately available funds.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

SECTION 401.  Defeasance of the Notes

                  The Notes shall be subject to defeasance in accordance with the provisions of Section 403 of the Debt Securities Indenture.

                                  ARTICLE FIVE

                                    REMEDIES

SECTION 501.  Events of Default

                  For all purposes of the Debt Securities Indenture and this Supplemental Indenture relating to the Notes, the following shall be Events of Default in addition to the Events of Default enumerated in Section 501 of the Debt Securities Indenture:

                           (a) a default (including a default with respect to debt Securities of any series other than the Notes) under any Debt of the Company or any Subsidiary thereof, which default shall have resulted (i) in a failure to pay an aggregate principal amount exceeding $10,000,000 of such Debt at the later of final maturity thereof or upon the expiration of any applicable period of grace with respect to such principal amount or (ii) in such Debt in an aggregate principal amount exceeding $10,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such Debt having been discharged, or such acceleration having been rescinded or annulled, within a period of 15 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes, a written notice specifying such default and requiring the Company to cause such Debt to be discharged or to cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; provided, however, that the Trustee shall not be deemed to have knowledge of such default unless either (A) an officer in the Corporate Trust Department of the Trustee shall have actual knowledge of such default or (B) the Trustee shall have received written notice thereof from the Company, from any Holder, from the holder of any such Debt or from the trustee under any such mortgage, indenture or other instrument; and

                           (b) the failure to perform the obligations of the Company set forth in Section 701 hereof (including the obligation to purchase the Notes required to be purchased pursuant to a Change of Control Offer in accordance with the terms of such Change of Control Offer).

                                   ARTICLE SIX

                                    COVENANTS

                  The Company covenants and agrees for the benefit of the Holders of the Notes that it will comply with all covenants contained in the Debt Securities Indenture and with such further covenants that are contained in this Article Six and in any other provisions of this Supplemental Indenture.

SECTION 601.  Limitation on Liens Securing Indebtedness.

                  The Company shall not, and shall not permit any Consolidated Subsidiary to, create or incur, or suffer to be incurred or to exist, at any time, any Lien on its or their Property, whether now owned or hereafter acquired, or upon any income or profits therefrom, to secure the payment of any indebtedness for money borrowed of the Company or of any Consolidated Subsidiary or of any other Person, unless all obligations of the Company on or in respect of the Notes are equally and ratably and validly secured by such Lien by proceedings and documents reasonably satisfactory to the Trustee, except that the provisions of this Section 601 shall not prohibit the following:

                           (a) Liens existing as of the Issue Date securing indebtedness for money borrowed of the Company and its Consolidated Subsidiaries outstanding on such date;

                           (b) Liens (i) incurred after the Issue Date given (on or within 120 days of the date of acquisition, construction or improvement) to secure the payment of the purchase price or construction costs incurred by the Company or a Consolidated Subsidiary in connection with the acquisition, construction or improvement of real and personal Property useful and intended to be used in carrying on the business of the Company or such Consolidated Subsidiary, or (ii) on fixed assets useful and intended to be used in carrying on the business of the Company or a Consolidated Subsidiary existing at the time of acquisition or construction thereof by the Company or such Consolidated Subsidiary or at the time of acquisition by the Company or a Consolidated Subsidiary of any business entity then owning such fixed assets, whether or not such existing Liens were given to secure the payment of the purchase price or construction costs of the fixed assets to which they attach, so long as Liens permitted by this clause (ii) were not incurred, extended or renewed in contemplation of such acquisition or construction, provided that any such Liens permitted by this clause (b) shall attach solely to the Property acquired, constructed, improved or purchased.

                           (c) Liens for taxes, assessments or other governmental levies or charges not yet due or which are subject to a Good Faith Contest;

                           (d) Liens incidental to the conduct of the Company's and its Subsidiaries' businesses or their ownership of Property and other assets not securing any indebtedness for money borrowed and not otherwise incurred in connection with the borrowing of money or obtaining of credit, and which do not in the aggregate materially diminish the value of the Company's or Subsidiaries' Property or assets when taken as a whole, or materially impair the use thereof in the operation of their businesses;

                           (e) Liens in respect of any interest or title of a lessor in any Property subject to a Capitalized Lease permitted under
         Section 602 hereof;

                           (f) Liens arising in respect of judgments against the Company, except for any judgment in an amount in excess of $1,000,000 which is not discharged or execution thereof stayed pending appeal within 45 days after entry thereof;

                           (g) Liens in favor of the Company or any Consolidated Subsidiary of the Company;

                           (h) Liens consisting of minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to use of real Property, that are necessary for the conduct of the operations of the Company and its Subsidiaries or that customarily exist on properties of corporations engaged in similar businesses and are similarly situated and that do not in any event materially impair their use in the operations of the Company and its Subsidiaries; and

                           (i) Liens renewing, extending or refunding any Lien permitted by the preceding clauses of this Section 601; provided, however, that the principal amount of indebtedness for money borrowed secured by such Lien immediately prior thereto is not increased and such Lien is not extended to any other assets or Property.

                  Notwithstanding the foregoing, the Company or any Consolidated Subsidiary may create or assume Liens, in addition to those otherwise permitted by the preceding clauses of this Section 601, securing indebtedness for money borrowed of the Company or any Consolidated Subsidiary issued or incurred after the Issue Date, provided that at the time of such issuance or incurrence, the aggregate amount of all Secured Indebtedness and Attributable Debt would not exceed 15% of Consolidated Net Tangible Assets.

                  In the event that any Property of the Company or any Consolidated Subsidiary is subjected to a Lien not otherwise permitted by this
Section 601, the Company shall make or cause to be made a provision whereby the Notes shall be secured (together with other indebtedness for money borrowed then entitled thereto and equal in rank to the Notes), to the full extent permitted under applicable law, equally and ratably with all other obligations secured thereby, and in any case the Notes shall (but only in such event) have the benefit, to the full extent that the Holders of the Notes may be entitled thereto under applicable law, of an equitable Lien on such Property equally and ratably securing the Notes and such other obligations.

SECTION 602.  Limitation on Sale and Leaseback.

                  The Company shall not enter, and shall not permit any Consolidated Subsidiary to, enter into any arrangement, directly or indirectly, whereby the Company or such Consolidated Subsidiary shall, in one transaction or a series of related transactions, (x) sell, transfer or otherwise dispose of any Property owned by the Company or any Consolidated Subsidiary and (y) more than 120 days after the later of the date of initial acquisition of such Property or completion or occupancy thereof, as the case may be, by the Company or such Consolidated Subsidiary, rent or lease, as lessee, such Property or substantially identical Property or any material part thereof (a "Sale and Leaseback Transaction"), provided that the foregoing restriction shall not apply to any Sale and Leaseback Transaction if (a) immediately after the consummation of such Sale and Leaseback Transaction and after giving effect thereto, no Default or Event of Default shall exist and (b) any one of the following conditions is satisfied:

                       (i) the lease concerned constitutes a Capitalized Lease and at the time of entering into such Sale and Leaseback Transaction and after giving effect thereto and to any Liens incurred pursuant to
         Section 601 hereof, the aggregate amount of all Secured Indebtedness and Attributable Debt would not exceed 15% of Consolidated Net Tangible Assets; or

                      (ii) the lease has a term which in the aggregate would not exceed 36 months (including any extensions or renewals thereof at the option of the lessee); or

                     (iii) the sale of such Property is for cash consideration which equals or exceeds the fair market value thereof (as determined in good faith by the Company) and the net proceeds from such sale are applied, within 30 days of the date of the sale thereof, to the payment (other than payments due at maturity or in satisfaction of, or applied to, any mandatory or scheduled payment or prepayment obligation) of indebtedness for money borrowed of the Company which ranks, in right of payment, on a parity with or senior to the Notes.

SECTION 603.  Restrictive Agreements.

                  The Company shall not enter, and shall not permit any of its Consolidated Subsidiaries to enter, into any indenture, agreement, instrument or other arrangement which, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the ability of any Consolidated Subsidiary to make loans or advances to the Company or to declare and pay dividends or make distribution on shares of such Consolidated Subsidiary's capital stock (whether now or hereafter outstanding); provided, however, that any agreement to subordinate indebtedness for money borrowed, owing from any Consolidated Subsidiary to the Company or owing between Consolidated Subsidiaries pursuant to any Priority Debt or to any guarantee of such indebtedness for money borrowed, shall not be deemed to violate this Section 603 so long as any such agreement to subordinate does not directly or indirectly prohibit or restrain the ability of any such Consolidated Subsidiary to make loans or advances to the Company or to declare and pay dividends or make distributions on shares of such Consolidated Subsidiary's capital stock (whether now or hereafter outstanding).

SECTION 604.  Corporate Existence.

                  The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and material rights (charter and statutory) and material franchises of the Company; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors of the Company shall determine that the preservation of such rights and franchises is no longer desirable in the conduct of the business of the Company and its Consolidated Subsidiaries considered as a whole, and that the loss thereof is not disadvantageous in any material respect to the Holders of the Notes.

SECTION 605.  Defeasance of Certain Obligations.

                  The Company may omit to comply with the covenants contained in Sections 601, 602, 603 and 701 hereof, and violations of such covenants shall not be deemed to be an Event of Default hereunder, under the Debt Securities Indenture and under the Notes, to the extent that all of the conditions set forth in Section 1004 of the Debt Securities Indenture have been met.

                                  ARTICLE SEVEN

                             PURCHASE OF SECURITIES

SECTION 701. Purchase of Securities at the Option of Holders Upon a Change of Control.

                  (a) Upon the occurrence of a Change of Control Triggering Event, each Holder of Notes shall have the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the purchase date (the "Change of Control Purchase Price") in accordance with the procedures set forth in this Section 701.

                  (b) Within 30 days of any Change of Control Triggering Event, the Company shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each Holder of the Notes, at its address appearing in the Securities Register for the Notes, a notice stating:

         (1) that a Change of Control Triggering Event has occurred and a Change of Control Offer is being made pursuant to Section 701 of this Supplemental Indenture and that all Notes timely tendered shall be accepted for payment, subject to the terms and conditions set forth herein;

         (2) the Change of Control Purchase Price and the purchase date, which date shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

         (3) that any Note (or portion thereof) accepted for payment (and duly paid on the Change of Control Payment Date) pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

         (4) that any Notes (or portions thereof) not tendered shall continue to accrue interest;

         (5) a description of the transaction or transactions constituting the Change of Control Triggering Event;

         (6) that Holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, accompanied by a duly completed form of "Option of Holder to Elect Purchase" contained on the reverse of such Notes, to the Trustee as Securities Registrar at a Place of Payment specified in the notice (or otherwise make effective delivery of the Note and form of "Option of Holder to Elect Purchase" pursuant to book-entry procedures and the related rules of the Depository) prior to the close of business on the Business Day preceding the Change of Control Payment Date;

         (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new Note issued shall be in a principal amount in denominations of $1,000 and integral multiples thereof; and

         (8) any other procedures (if any) that Holders of Notes must follow in order to accept a Change of Control Offer or effect withdrawal of such acceptance.

                  (c) On the Change of Control Payment Date, the Company shall
(i) accept for payment the Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Trustee money sufficient to pay the aggregate Change of Control Purchase Price and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate indicating the Notes or portions thereof tendered to the Company. The Trustee shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the Change of Control Purchase Price for such Notes, and the Trustee shall promptly authenticate and mail to such Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

                  (d) The Company shall comply, to the extent then applicable and required by law, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder in connection with the purchase of Notes pursuant to the Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Change of Control Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described above by virtue thereof.

                                  ARTICLE EIGHT

                                  MODIFICATIONS

SECTION 801.  Modification or Amendment

                  Modifications and amendments to this Supplemental Indenture shall be made in accordance with Article Nine and the other provisions of the Debt Securities Indenture. Notwithstanding anything in Article Nine of the Debt Securities Indenture to the contrary, modification or amendment to this Supplemental Indenture or the Debt Securities Indenture may not waive the Company's obligation to make a Change of Control Offer without the written consent of the Holders of a least two-thirds in aggregate principal amount of the then Outstanding Notes.

                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                           AMERCO

                                           By:__________________________________
                                              Gary V. Klinefelter
                                              Secretary

Attest:

__________________________________
         John A. Lorentz
         Assistant Secretary

                                           CITIBANK, N.A.
                                           as Trustee

                                           By___________________________________
                                             Louis Piscitelli
                                             Senior Trust Officer

Attest:

__________________________________
Name:
Title:

STATE OF ARIZONA                  )
COUNTY OF MARICOPA                )       ss.:


                  On the 6th day of May, 1996, before me personally came Gary V. Klinefelter, to me known, who, being by me duly sworn, did depose and say that he is Secretary of AMERCO, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                                  ___________________________
                                                  Name:
                                                  Notary Public
                                                  State of Arizona
                                                  My Commission expires on:

STATE OF NEW YORK                 )
COUNTY OF NEW YORK                )       ss.:


               On the 6th day of May, 1996, before me personally came Louis Piscitelli, to me known, who, being by me duly sworn, did depose and say that he is Senior Trust Officer of Citibank, N.A., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                                  ___________________________
                                                  Name:
                                                  Notary Public
                                                  State of New York
                                                  My Commission expires on: